Exhibit 99.1

Aurinia Pharmaceuticals Reports Financial Results for the Three and Six Months Ended June 30, 2025

ROCKVILLE, Maryland and EDMONTON, Alberta – July 31, 2025 – Aurinia Pharmaceuticals Inc. (NASDAQ: AUPH) today announced financial results for the three and six months ended June 30, 2025.

Financial Results
•Total Revenue: For the three and six months ended June 30, 2025, total revenue was $70.0 million and $132.5 million, up 22% and 23%, respectively, from $57.2 million and $107.5 million, respectively, for the same periods of 2024.
–Net Product Sales: For the three and six months ended June 30, 2025, net product sales of LUPKYNIS, the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis, were $66.6 million and $126.5 million, up 21% and 23%, respectively, from $55.0 million and $103.1 million, respectively, for the same periods of 2024.
–License, Collaboration and Royalty Revenue: For the three and six months ended June 30, 2025, license, collaboration and royalty revenue, which includes manufacturing services revenue from Aurinia’s collaboration partner, Otsuka, was $3.4 million and $5.9 million, up 55% and 34%, respectively, from $2.2 million and $4.4 million, respectively, in the same periods of 2024.
•Net Income (Loss): For the three and six months ended June 30, 2025, net income (loss) was $21.5 million and $44.9 million, respectively, compared to $0.7 million and $(10.0) million, respectively, in the same periods of 2024.
•Cash Flow Provided by (Used in) Operating Activities: For the six months ended June 30, 2025, cash flow provided by (used in) operating activities was $45.5 million, compared to $(2.8) million in the same period of 2024. Excluding $11.5 million of cash payments made in connection with the November 2024 restructuring, cash flow generated from operations was $57.0 million for the six months ended June 30, 2025.
Cash Position
As of June 30, 2025, Aurinia had cash, cash equivalents, restricted cash and investments of $315.1 million, compared to $358.5 million at December 31, 2024. For the six months ended June 30, 2025, the Company repurchased 11.2 million of its common shares for $90.8 million.
The Board has approved an increase to the previously announced share repurchase plan of an additional $150 million of common shares. Purchases under the share repurchase plan, which to date have totaled 18.3 million of its common shares for $138.4 million, began on February 21, 2024. The expiry date of the share repurchase plan is not currently known. This program is being and will continue to be implemented through open market or privately negotiated purchases, including under a plan intended to benefit from the affirmative defense under Rule 10b5-1, Rule 10b-18 or an automatic securities purchase plan, an accelerated share repurchase program, or other mechanisms. The timing and amount of repurchase transactions will be determined by the Company based on its evaluation of market conditions, share price, legal requirements, including applicable blackout period restrictions, and other factors. The purchase price of any common shares will be determined in accordance with applicable U.S. securities laws. The Company is relying on the exemptive relief granted by the Canadian Securities Authorities as described in its February 29, 2024 press release.
Full Year 2025 Total Revenue and Net Product Sales Guidance
For 2025, Aurinia is increasing total revenue guidance from a range of $250 million to $260 million to a range of $260 million to $270 million and net product sales guidance from a range of $240 million to $250 million to a range of $250 million to $260 million.

“We continue to see solid growth for LUPKYNIS, partially driven by the new 2024 American College of Rheumatology lupus nephritis treatment guidelines, which recommend the incorporation of drugs like LUPKYNIS into first-line therapy in order to preserve kidney function,” stated Peter Greenleaf, President and Chief Executive Officer of Aurinia. “Additionally, we are excited about the positive results from our Phase 1 study of aritinercept, a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL). Aritinercept was well tolerated at all dose levels tested and single doses led to robust and long-lasting reductions in immunoglobulins (antibodies). We look forward to initiating clinical studies in at least two autoimmune diseases in the second half of this year.”
Webcast & Conference Call Details
A webcast and conference call will be hosted today, July 31, at 8:30 a.m. ET. The link to the audio webcast is available here. To join the conference call, please dial 877-407-9170/+1 201-493-6756. A replay of the webcast will be available on Aurinia’s website.
About Aurinia
Aurinia is a biopharmaceutical company focused on delivering therapies to people living with autoimmune diseases with high unmet medical needs. In January 2021, the Company introduced LUPKYNIS® (voclosporin), the first FDA-approved oral therapy for the treatment of adult patients with active lupus nephritis. Aurinia is also developing aritinercept (AUR200), a dual inhibitor of B cell-activating factor (BAFF) and a proliferation-inducing ligand (APRIL) for the potential treatment of autoimmune diseases.
Forward-Looking Statements
This press release contains forward-looking information within the meaning of applicable Canadian securities law and forward-looking statements within the meaning of applicable U.S. securities law. We caution investors that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and involve substantial risks and uncertainties that could cause the actual outcomes to differ materially from what we currently expect. These risks and uncertainties include, but are not limited to, those associated with: LUPKYNIS net product sales, the timing of clinical study results and other risks and uncertainties identified in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements in this press release apply only as of the date made, and we undertake no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Additional information related to Aurinia, including a detailed list of the risks and uncertainties affecting Aurinia and its business, can be found in Aurinia’s most recent Annual Report on Form 10-K and its other public available filings available by accessing the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (SEDAR) website at www.sedarplus.ca or the U.S. Securities and Exchange Commission’s Electronic Document Gathering and Retrieval System (EDGAR) website at www.sec.gov/edgar, and on Aurinia’s website at www.auriniapharma.com.
General Investor Inquiries
ir@auriniapharma.com

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$53,002	$83,433
Short-term investments	262,131	275,043
Accounts receivable, net	40,091	36,544
Inventory, net	46,503	39,228
Prepaid expenses and deposits	6,578	11,219
Other current assets	665	1,129
Total current assets	408,970	446,596
Finance right-of-use lease assets	83,195	92,072
Intangible assets, net	4,046	4,355
Operating right-of-use lease assets	3,837	4,068
Property and equipment, net	2,421	2,731
Other noncurrent assets	93	823
Total assets	$502,562	$550,645

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,312	$5,187
Accrued expenses	49,704	64,971
Finance lease liabilities, current portion	16,167	14,046
Deferred revenue	5,499	11,002
Operating lease liabilities, current portion	1,047	1,026
Other current liabilities	2,537	1,531
Total current liabilities	78,266	97,763
Finance lease liabilities, less current portion	59,282	58,554
Deferred revenue, less current portion	12,349	1,699
Deferred compensation and other noncurrent liabilities	12,030	9,408
Operating lease liabilities, less current portion	5,334	5,743
Total liabilities	167,261	173,167
Shareholders' equity
Common shares - no par value, unlimited shares authorized, 132,668 and 140,883 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	1,122,582	1,187,696
Additional paid-in capital	105,337	126,999
Accumulated other comprehensive loss	(905)	(647)
Accumulated deficit	(891,713)	(936,570)
Total shareholders' equity	335,301	377,478
Total liabilities and shareholders' equity	$502,562	$550,645

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue
Net product sales	$66,574	$55,028	$126,545	$103,101
License, collaboration and royalty revenue	3,434	2,164	5,928	4,394
Total revenue	70,008	57,192	132,473	107,495
Operating expenses
Cost of revenue	7,115	8,909	15,689	16,661
Selling, general and administrative	26,018	44,934	46,357	92,629
Research and development	7,432	4,080	13,175	9,631
Restructuring	114	1,072	1,647	7,755
Other expense (income), net	9,246	(290)	13,675	(4,415)
Total operating expenses	49,925	58,705	90,543	122,261
Income (loss) from operations	20,083	(1,513)	41,930	(14,766)
Interest income	3,190	4,189	6,759	8,715
Interest expense	(1,117)	(1,198)	(2,184)	(2,481)
Net income (loss) before income taxes	22,156	1,478	46,505	(8,532)
Income tax expense	643	756	1,648	1,495
Net income (loss)	$21,513	$722	$44,857	$(10,027)

Earnings (loss) per share
Basic	$0.16	$0.01	$0.33	$(0.07)
Diluted	$0.16	$0.01	$0.32	$(0.07)

Shares used in computing earnings (loss) per share
Basic	134,873	143,327	136,878	143,507
Diluted	137,526	144,110	140,193	143,507

AURINIA PHARMACEUTICALS INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$44,857	$(10,027)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Share-based compensation	2,031	14,323
Amortization and depreciation	9,720	9,690
Foreign exchange loss (gain) on revaluation of Monoplant finance lease liability	9,265	(5,705)
Net amortization of premiums and discounts on investments	(5,219)	(6,331)
Other, net	4,132	919
Net changes in operating assets and liabilities:
Accounts receivable, net	(3,547)	(1,433)
Inventory, net	(7,275)	852
Prepaid expenses and other current assets	5,106	(4,305)
Other noncurrent operating assets	730	(12)
Accounts payable	(1,875)	4,088
Accrued expenses and other liabilities	(17,136)	(3,805)
Deferred revenue	5,147	(644)
Lease liabilities	(395)	(365)
Net cash provided by (used in) operating activities	45,541	(2,755)
Cash flows from investing activities:
Proceeds from the sale and maturities of investments	255,285	328,877
Purchases of investments	(237,411)	(318,126)
Purchases of property, equipment and intangible assets	(115)	(140)
Net cash provided by investing activities	17,759	10,611
Cash flows from financing activities:
Repurchase of common shares	(89,485)	(18,435)
Principal portion of finance lease payments	(6,201)	(6,001)
Proceeds from issuance of common shares from exercise of stock options and vesting of RSUs and performance awards	10,590	6,134
Proceeds from issuance of common shares under ESPP	401	703
Taxes paid related to net settlement of exercises of stock options and vesting of RSUs and performance awards	(9,036)	(5,725)
Net cash used in financing activities	(93,731)	(23,324)
Net decrease in cash, cash equivalents and restricted cash	(30,431)	(15,468)
Cash, cash equivalents and restricted cash, beginning of the period	83,433	48,875
Cash, cash equivalents and restricted cash, end of the period	$53,002	$33,407